Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Seagate Technology Holdings for the registration of 10,000,000 shares of its common stock pertaining to the Seagate Technology Employee Stock Purchase Plan of our report dated July 15, 2002, with respect to the consolidated financial statements of Seagate Technology Holdings included in its Registration Statement (Form S-1 No. 333-100513), as amended, filed with the Securities and Exchange Commission.

San Jose, California
December 10, 2002